                                                                   Exhibit f(iv)


                             MODIFICATION AGREEMENT
                             ----------------------


         THIS AGREEMENT is made as of this 30th day of June, 1994, by and among CIGNA HIGH INCOME SHARES ("Borrower"), SOCIETE GENERALE ("Societe"), PNC BANK, NATIONAL ASSOCIATION ("PNC"), individually and as agent for itself and the other banks (collectively, the "Banks") which from time to time are parties to the hereinafter defined Credit Agreement (in such capacity, "Agent").


                                   BACKGROUND
                                   ----------


                  A. PNC, Agent and Borrower entered into an Amended and Restated Revolving Credit Agreement dated as of August 20, 1993 (the "Original Credit Agreement"), as amended by a Modification Agreement dated as of March 11, 1994 and a Modification Agreement dated as of June 28, 1994 (collectively, the "Modification Agreements" and, together with the Original Credit Agreement, as amended thereby, the "Credit Agreement").

                  B. The Loans (as defined in the Credit Agreement) are evidenced by Borrower's Revolving Credit Note in favor of PNC in the principal amount of $81,300,000 (the "PNC Note") and Revolving Credit Note in favor of Societe in the original principal amount of $20,000,000 (the "Societe Note" and, together with the PNC Note, the "Notes"). The Notes are secured by an Amended and Restated Pledge Agreement from Borrower dated as of August 20, 1993, as amended by the Modification Agreements (as amended, the "Pledge Agreement").

                  C. Borrower has requested and PNC, Societe and Agent have agreed to further amend the Credit Agreement and the Pledge Agreement so that the terms "Eligible Assets" and "Eligible Securities", as they are respectively defined under the Credit Agreement and the Pledge Agreement, shall include, on a temporary basis, certain additional collateral.

                  NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the legality and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                  1.  Definitions.  Capitalized terms used herein and not
                      -----------
otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

                  2.  Amendment to Credit Agreement.  Section 5.2 of  the Credit
                      ------------------------------
Agreement is hereby amended as follows:

                  Subsection  (x)  of  the   definition  of  "Eligible   Assets"
thereunder is hereby amended and restated in its entirety to read in full as follows:

                           "(x) all  accounts  receivable  due to Borrower  from
                  brokers in connection with sales in the ordinary course of Borrower's business of any securities constituting Eligible Assets at the time of such sale and until July 20, 1994 (A) all amounts due from shareholders who have exercised their right to subscribe for additional common shares of the Borrower pursuant to the primary subscription right or the over-subscription privilege (the "Participating Shareholders") under the Borrower's Rights Offering made in the Borrower's Prospectus dated May 25, 1994 (the "Rights Offering") which amounts have been guaranteed by a bank, trust company or NYSE member in accordance with the Rights Offering and (B) all payments received by State Street Bank and Trust Company, as subscription agent under the Rights Offering, from Participating Shareholders in accordance with the Rights Offering."

                  3.  Amendment  to Pledge  Agreement.  Article 2 of the  Pledge
                      -------------------------------
Agreement is hereby amended as follows:

                  Subsection (ix) of the definition of "Eligible Securities" thereunder is hereby amended and restated in its entirety to read in full as follows:

                           "(ix) all accounts  receivable  due to Borrower  from
                  brokers in connection with sales in the ordinary course of Borrower's business of any securities constituting Eligible Securities at the time of such sale and until July 20, 1994
                  (A) all amounts due from shareholders who have exercised their right to subscribe for additional common shares of the Borrower pursuant to the primary subscription right or the over-subscription privilege (the "Participating Shareholders") under the Borrower's Rights Offering made in the Borrower's Prospectus dated May 25, 1994 (the "Rights Offering") which amounts have been guaranteed by a bank, trust company or NYSE member in accordance with the Rights Offering and (B) all payments received by State Street Bank and Trust Company, as
                  subscription   agent
                  under the Rights Offering, from Participating Shareholders in accordance with the Rights Offering."



                  4.  Amendment to the Loan  Documents.  All  references  to the
                      --------------------------------
Credit Agreement and the Pledge Agreement in the Loan Documents and in any documents executed in connection therewith shall be deemed to refer to the Credit Agreement and the Pledge Agreement as heretofore amended and as amended by this Agreement. All amendments to the Credit Agreement and the Pledge Agreement as set forth in this Agreement shall be effective as of the date hereof.

                  5.   Ratification  of  the  Loan  Documents.   Notwithstanding
                       --------------------------------------
anything to the contrary herein contained or any claims of the parties to the contrary, Agent, PNC, Societe and Borrower agree that the Loan Documents and each of the documents executed in connection therewith are in full force and effect and each such document shall remain in full force and effect, as further amended by this Agreement, and Borrower hereby ratifies and confirms its obligations thereunder.

                  6.  Representations and Warranties.
                      ------------------------------

                  a. Borrower hereby certifies that (i) the representations and warranties of Borrower in the Credit Agreement and the Pledge Agreement are true and correct in all material respects as of the date hereof, as if made on the date hereof and (ii) no Event of Default and no event which could become an Event of Default with the passage of time or the giving of notice, or both, under the Credit Agreement, the Notes or the Pledge Agreement exists on the date hereof.

                  b. Borrower further represents that it has all the requisite power and authority to enter into and to perform its obligations under this Agreement and that the execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action and will not violate or constitute a default under any provision of any applicable law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect or of the certificate of incorporation or by-laws of Borrower, or of any indenture, note, loan or credit agreement, license or any other agreement, lease or instrument to which Borrower is a party or by which Borrower or any of its properties are bound.

                  c. Borrower also further represents that its obligation to repay the Notes, together with all interest accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to payment of the Notes.

                  7.  Miscellaneous.
                      -------------

                  a. Borrower shall pay or reimburse all of Agent's out-of-pocket costs and expenses incurred in connection with this Agreement, including without limitation, reasonable attorneys' fees, and all other charges, fees and expenses incurred by Agent in connection with the preparation of this Agreement.

                  b. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person or entity other than the parties hereto any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof.

                  c. In the event any provisions of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

                  d. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                  e. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  f. The headings used in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

                  g.  Any   facsimile   signature  of  any  party  hereto  shall
constitute a legal, valid and binding execution hereof by such party.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                            CIGNA HIGH INCOME SHARES

[CORPORATE SEAL]


Attest: /s/ Jeffrey S. Winer                By: /s/ Alfred A. Bingham III
       ---------------------------             --------------------------------

Title:  Vice President + Secretary          Title: Vice President and Treasurer
       ---------------------------                -----------------------------


                                            PNC BANK, NATIONAL ASSOCIATION


                                            By: /s/ Brenda J. Peck
                                               --------------------------------

                                            Title: Vice President
                                                  -----------------------------


                                            PNC BANK, NATIONAL
                                             ASSOCIATION, as Agent


                                            By: /s/ Brenda J. Peck
                                               --------------------------------

                                            Title: Vice President
                                                  -----------------------------


                                            SOCIETE GENERALE


                                            By: /s/ Laura A. Hope
                                               --------------------------------

                                            Title: Vice President
                                                  -----------------------------

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